Exhibit 99.1

Zscaler Reports First Quarter Fiscal 2021 Financial Results
First Quarter Highlights
•Revenue grows 52% year-over-year to $142.6 million
•Calculated billings grows 64% year-over-year to $144.7 million
•Deferred revenue grows 51% year-over-year to $371.9 million
•GAAP net loss of $55.0 million compared to GAAP net loss of $17.1 million on a year-over-year basis
•Non-GAAP net income of $20.0 million compared to non-GAAP net income of $4.9 million on a year-over-year basis
SAN JOSE, California - December 2, 2020 - Zscaler, Inc. (Nasdaq: ZS), the leader in cloud security, today announced financial results for its first quarter of fiscal year 2021, ended October 31, 2020.
"Our customers are accelerating their digital transformation, and this drove our strong first quarter results," said Jay Chaudhry, Chairman and CEO of Zscaler. "Organizations are turning to the Zscaler™ Zero Trust Exchange platform for the right security architecture, which can be implemented easily and rapidly. Our visibility and business momentum remain strong, and we are pleased to increase our fiscal year guidance."

First Quarter Fiscal 2021 Financial Highlights
•Revenue: $142.6 million, an increase of 52% year-over-year.
•Income (loss) from operations: GAAP loss from operations was $42.7 million, or 30% of total revenue, compared to $18.3 million, or 20% of total revenue, in the first quarter of fiscal 2020. Non-GAAP income from operations was $19.7 million, or 14% of total revenue, compared to $3.7 million, or 4% of total revenue, in the first quarter of fiscal 2020.
•Net income (loss): GAAP net loss was $55.0 million, compared to $17.1 million in the first quarter of fiscal 2020. Non-GAAP net income was $20.0 million, compared to $4.9 million in the first quarter of fiscal 2020.
•Net income (loss) per share: GAAP net loss per share was $0.41, compared to $0.13 in the first quarter of fiscal 2020. Non-GAAP net income per share was $0.14, compared to $0.04 in the first quarter of fiscal 2020.
•Cash flow: Cash provided by operations was $53.5 million, or 38% of revenue, compared to $21.4 million, or 23% of revenue, in the first quarter of fiscal 2020. Free cash flow was $42.2 million, or 30% of revenue, compared to $9.4 million, or 10% of revenue, in the first quarter of fiscal 2020.
•Deferred revenue: $371.9 million as of October 31, 2020, an increase of 51% year-over-year.
•Cash, cash equivalents and short-term investments: $1,416.0 million as of October 31, 2020, an increase of $45.4 million from July 31, 2020.

Recent Business Highlights
•Appointed Chris Kozup as Chief Marketing Officer. Kozup is responsible for global marketing strategy and expansion for the next phase of Zscaler growth. Kozup has more than 20 years of industry experience and was most recently CMO at Aruba, a Hewlett Packard Enterprise company.
•Announced a strategic partnership with VMware, Inc. to help organizations simplify the adoption of a complete Secure Access Service Edge (SASE) architecture and more effectively implement Zero Trust security.
•Announced our virtual Zenith Live 2020, a gathering of IT and security visionaries who are leading the mobile and cloud-first future. Zenith Live is planned to take place on December 8-9 in the Americas, December 9-10 in Europe, and December 15-16 in Asia Pacific. The event is free to register.

•Released the Zscaler 2020 State of Encrypted Attacks Report. The threat research revealed the emerging techniques and impacted industries behind a 260-percent spike in attacks using encrypted channels to bypass legacy security controls.
•Announced a partnership with New York University Tandon School of Engineering and their prestigious Master of Science in Cybersecurity Risk and Strategy. The partnership will allow Masters candidates to gain practical, first-hand knowledge of SASE and zero trust best practices through courses that teach Zscaler Internet Access™ and Zscaler Private Access™.

Change in Non-GAAP Measures Presentation
Effective August 1, 2020, the beginning of our fiscal year ending July 31, 2021, we have presented employer payroll taxes related to employee equity award transactions, which is a cash expense, as part of stock-based compensation expense in our non-GAAP results. These payroll taxes have been excluded from our non-GAAP results as these are tied to the timing and size of the exercise or vesting of the underlying equity awards and the price of our common stock at the time of vesting or exercise, which may vary from period to period independent of the operating performance of our business. Prior period amounts have been recasted to conform with the current period presentation.
Financial Outlook
For the second quarter of fiscal 2021, we expect:
•Total revenue of $146 million to $148 million
•Non-GAAP income from operations of $11 million to $12 million
•Non-GAAP earnings per share of approximately $0.07 to $0.08, assuming approximately 144 million common shares outstanding
For the full year fiscal 2021, we expect:
•Total revenue of $608 million to $612 million
•Calculated billings of $755 million to $765 million
•Non-GAAP income from operations of $55 million to $57 million
•Non-GAAP earnings per share of $0.37 to $0.38, assuming approximately 145 million common shares outstanding
These statements are forward-looking and actual results may differ materially. Refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.
Guidance for non-GAAP financial measures excludes stock-based compensation expense and related payroll taxes, amortization expense of acquired intangible assets, asset impairment related to facility exit, certain litigation-related expenses, amortization of debt discount and issuance costs and income tax effects generated by intangible assets acquired in business acquisitions. We have not reconciled our expectations to non-GAAP income from operations and non-GAAP net income per share to their most directly comparable GAAP measures because certain items are out of our control or cannot be reasonably predicted. Accordingly, a reconciliation for the guidance for non-GAAP income from operations and non-GAAP net income per share is not available without unreasonable effort.

Conference Call and Webcast Information
Zscaler will host a conference call for analysts and investors to discuss its first quarter fiscal 2021 earnings results and outlook for its second quarter of fiscal 2021 and full year fiscal 2021 today at 1:30 p.m. Pacific time (4:30 p.m. Eastern time).

Date:	Wednesday, December 2, 2020
Time:	1:30 p.m. PT
Webcast:	https://ir.zscaler.com/
Dial-in number:	918-922-3018

Upcoming Conferences
First Quarter of Fiscal 2021 Virtual Investor Conference Participation Schedule:
•Credit Suisse Technology Conference
Thursday, December 3, 2020
•UBS Global TMT Conference
Monday, December 7, 2020
•Barclays Global Technology, Media and Telecommunications Conference
Thursday, December 10, 2020

Zscaler's conference presentations are expected to be available via webcast on the Investor Relations section of the company's website. To hear these presentations and to access the most updated information, please visit the Investor Relations section of Zscaler’s website at https://ir.zscaler.com.

Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding our future financial and operating performance, including our financial outlook for the second quarter of fiscal 2021 and full year fiscal 2021. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including but not limited to: the duration and global impact of COVID-19 on our business, operations and financial results and the economy in general; our ability as an organization to acquire and integrate other companies, products or technologies in a successful manner; our limited operating history; our ability to identify and effectively implement the necessary changes to address execution challenges; risks associated with managing our rapid growth, including fluctuations from period to period; our limited experience with new product and subscription and support introductions and the risks associated with new products and subscription and support offerings, including the discovery of software bugs; our ability to attract and retain new customers; the failure to timely develop and achieve market acceptance of new products and subscriptions as well as existing products and subscription and support; rapidly evolving technological developments in the market for network security products and subscription and support offerings and our ability to remain competitive; length of sales cycles; and general market, political, economic and business conditions.
Additional risks and uncertainties that could affect our financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” set forth from time to time in our filings and reports with the Security Exchange Commission (SEC), including our Annual Report on Form 10-K for the fiscal year ended July 31, 2020 filed on September 17, 2020, as well as future filings and reports by us, copies of which are available on our website at ir.zscaler.com and on the SEC’s website at www.sec.gov. You should not rely on these forward-looking statements, as actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of such risks and uncertainties. Additional information will also be set forth in other filings that we make with the SEC from time to time. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

Use of Non-GAAP Financial Information
We believe that the presentation of non-GAAP financial information provides important supplemental information to management and investors regarding financial and business trends relating to our financial condition and results of operations. For further information regarding why we believe that these non-GAAP measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the “Explanation of Non-GAAP Financial Measures" section of this press release.

About Zscaler
Zscaler (Nasdaq: ZS) accelerates digital transformation so customers can be more agile, efficient, resilient, and secure. The Zscaler Zero Trust Exchange protects thousands of customers from cyberattacks and data loss by securely connecting users, devices, and applications in any location. Distributed across more than 150 data centers globally, the SASE-based Zero Trust Exchange is the world’s largest in-line cloud security platform.
Zscaler™ and the other trademarks listed at https://www.zscaler.com/legal/trademarks are either (i) registered trademarks or service marks or (ii) trademarks or service marks of Zscaler, Inc. in the United States and/or other countries. Any other trademarks are the properties of their respective owners.

Investor Relations Contacts:

Bill Choi, CFA
Senior Vice President, Investor Relations
(408) 816-1478
ir@zscaler.com

Tom Stilwell
Media Contact
press@zscaler.com

ZSCALER, INC.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended
	October 31,
	2020	2019
Revenue	$142,578	$93,590
Cost of revenue (1) (2)	31,727	19,558
Gross profit	110,851	74,032
Operating expenses:
Sales and marketing (1) (2)	96,889	59,411
Research and development (1) (2)	35,770	20,271
General and administrative (1) (3) (4)	20,859	12,625
Total operating expenses	153,518	92,307
Loss from operations	(42,667)	(18,275)
Interest income	940	2,022
Interest expense (5)	(13,049)	—
Other income (expense), net	268	(29)
Loss before income taxes	(54,508)	(16,282)
Provision for income taxes	498	794
Net loss	$(55,006)	$(17,076)
Net loss per share, basic and diluted	$(0.41)	$(0.13)
Weighted-average shares used in computing net loss per share, basic and diluted	133,452	127,548
(1) Includes stock-based compensation expense and related payroll taxes as follows:

Cost of revenue	$3,266	$1,414
Sales and marketing	32,654	10,586
Research and development	14,900	5,054
General and administrative	9,509	2,167
Total	$60,329	$19,221
(2) Includes amortization expense of acquired intangible assets as follows:

Cost of revenue	$1,504	$205
Sales and marketing	73	8
Research and development	—	566
Total	$1,577	$779

(3) Includes asset impairment related to facility exit as follows:	$416	$—

(4) Includes litigation-related expenses as follows:	$—	$2,007

(5) Includes amortization of debt discount and issuance costs as follows:	$12,690	$—

ZSCALER, INC.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)
	October 31,	July 31,
	2020	2020
Assets
Current assets:
Cash and cash equivalents	$102,016	$141,851
Short-term investments	1,313,938	1,228,722
Accounts receivable, net	105,942	147,584
Deferred contract acquisition costs	35,589	32,240
Prepaid expenses and other current assets	22,040	31,396
Total current assets	1,579,525	1,581,793
Property and equipment, net	83,976	75,734
Operating lease right-of-use assets	45,586	36,119
Deferred contract acquisition costs, noncurrent	83,690	77,675
Acquired intangible assets, net	22,447	24,024
Goodwill	30,059	30,059
Other noncurrent assets	7,664	8,054
Total assets	$1,852,947	$1,833,458

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$7,663	$5,233
Accrued expenses and other current liabilities	13,871	16,361
Accrued compensation	37,097	49,444
Deferred revenue	340,035	337,263
Operating lease liabilities	17,796	15,600
Total current liabilities	416,462	423,901
Convertible senior notes, net	874,359	861,615
Deferred revenue, noncurrent	31,865	32,504
Operating lease liabilities, noncurrent	35,266	28,023
Other noncurrent liabilities	2,890	2,586
Total liabilities	1,360,842	1,348,629
Stockholders’ Equity
Common stock	134	133
Additional paid-in capital	886,815	823,804
Accumulated other comprehensive income (loss)	(267)	463
Accumulated deficit	(394,577)	(339,571)
Total stockholders’ equity	492,105	484,829
Total liabilities and stockholders’ equity	$1,852,947	$1,833,458

ZSCALER, INC.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)
	Three Months Ended
	October 31,
	2020	2019
Cash Flows From Operating Activities
Net loss	$(55,006)	$(17,076)
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation and amortization expense	6,092	3,582
Amortization expense of acquired intangible assets	1,577	779
Amortization of deferred contract acquisition costs	8,678	5,535
Amortization of debt discount and issuance costs	12,690	—
Noncash operating lease costs	4,513	2,596
Stock-based compensation expense	57,185	18,376
Amortization (accretion) of investments purchased at a premium (discount)	2,605	(300)
Deferred income taxes	(520)	(49)
Impairment of assets	416	—
Other	29	223
Changes in operating assets and liabilities:
Accounts receivable	41,634	22,859
Deferred contract acquisition costs	(18,042)	(6,176)
Prepaid expenses, other current and noncurrent assets	7,883	(2,471)
Accounts payable	76	(38)
Accrued expenses, other current and noncurrent liabilities	(1,243)	(466)
Accrued compensation	(12,347)	1,382
Deferred revenue	2,133	(5,333)
Operating lease liabilities	(4,821)	(1,994)
Net cash provided by operating activities	53,532	21,429
Cash Flows From Investing Activities
Purchases of property, equipment and other assets	(8,904)	(10,210)
Capitalized internal-use software	(2,401)	(1,802)
Purchases of short-term investments	(174,663)	(88,410)
Proceeds from maturities of short-term investments	76,582	66,796
Proceeds from sale of short-term investments	11,500	—
Net cash used in investing activities	(97,886)	(33,626)
Cash Flows From Financing Activities
Proceeds from issuance of common stock upon exercise of stock options	4,519	3,059
Net cash provided by financing activities	4,519	3,059
Net decrease in cash, cash equivalents and restricted cash	(39,835)	(9,138)
Cash, cash equivalents and restricted cash at beginning of period	141,851	78,484
Cash, cash equivalents and restricted cash at end of period	$102,016	$69,346
Reconciliation of cash, cash equivalents and restricted cash to the condensed consolidated balance sheets:
Cash and cash equivalents	$102,016	$69,346
Restricted cash, current and non-current	—	—
Total cash, cash equivalents and restricted cash	$102,016	$69,346

ZSCALER, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands)
(unaudited)

	Three Months Ended
	October 31,
	2020	2019

Revenue	$142,578	$93,590

Non-GAAP Gross Profit and Non-GAAP Gross Margin
GAAP gross profit	$110,851	$74,032
Add:
Stock-based compensation expense and related payroll taxes	3,266	1,414
Amortization expense of acquired intangible assets	1,504	205
Non-GAAP gross profit	$115,621	$75,651
GAAP gross margin	78%	79%
Non-GAAP gross margin	81%	81%

Non-GAAP Income from Operations and Non-GAAP Operating Margin
GAAP loss from operations	$(42,667)	$(18,275)
Add:
Stock-based compensation expense and related payroll taxes	60,329	19,221
Litigation-related expenses	—	2,007
Amortization expense of acquired intangible assets	1,577	779
Asset impairment related to facility exit (1)	416	—
Non-GAAP income from operations	$19,655	$3,732
GAAP operating margin	(30)%	(20)%
Non-GAAP operating margin	14%	4%
___________
(1) Consists of asset impairment charges related to the relocation of our corporate headquarters.

ZSCALER, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended
	October 31,
	2020	2019
Non-GAAP Net Income per Share, Diluted
GAAP net loss	$(55,006)	$(17,076)
Stock-based compensation expense and related payroll taxes	60,329	19,221
Litigation-related expenses	—	2,007
Amortization expense of acquired intangible assets	1,577	779
Asset impairment related to facility exit (1)	416	—
Amortization of debt discount and issuance costs	12,690	—
Provision for income taxes (2)	—	—
Non-GAAP net income	$20,006	$4,931

GAAP net loss per share, diluted	$(0.41)	$(0.13)
Stock-based compensation expense and related payroll taxes	0.42	0.14
Litigation-related expenses	—	0.01
Amortization expense of acquired intangible assets	0.01	0.01
Asset impairment related to facility exit (1)	—	—
Amortization of debt discount and issuance costs	0.09	—
Provision for income taxes (2)	—	—
Adjustment to total fully diluted earnings per share (3)	0.03	0.01
Non-GAAP net income per share, diluted	$0.14	$0.04
Weighted-average shares used in computing non-GAAP net income per share, diluted	143,372	136,860
___________
(1) Consists of asset impairment charges related to the relocation of our corporate headquarters.
(2) We use our GAAP provision for income taxes for purposes of determining our non-GAAP income tax expense. The difference between our GAAP and non-GAAP income tax expense represents the effects of stock-based compensation expense recognized in foreign jurisdictions and any income tax benefits associated with business combinations. The income tax benefit related to stock-based compensation expense included in the GAAP provision for income taxes was not material for all periods presented.
(3) The sum of the fully diluted earnings per share impact of individual reconciling items may not total to fully diluted Non-GAAP net income per share due to the basic share counts used to calculate the GAAP net loss per share as compared to fully diluted share count used for Non-GAAP net income per share and due to rounding of the individual reconciling items. The GAAP net loss per share calculation uses a lower share count as it excludes potentially dilutive shares, which are included in calculating the non-GAAP income per share.

ZSCALER, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands)
(unaudited)

	Three Months Ended
	October 31,
	2020	2019
Calculated Billings
Revenue	$142,578	$93,590
Add: Total deferred revenue, end of period	371,900	245,869
Less: Total deferred revenue, beginning of period	(369,767)	(251,202)
Calculated billings	$144,711	$88,257

Free Cash Flow
Net cash provided by operating activities	$53,532	$21,429
Less: Purchases of property, equipment and other assets	(8,904)	(10,210)
Less: Capitalized internal-use software	(2,401)	(1,802)
Free cash flow	$42,227	$9,417
As a percentage of revenue:
Net cash provided by operating activities	38%	23%
Less: Purchases of property, equipment and other assets	(6)%	(11)%
Less: Capitalized internal-use software	(2)%	(2)%
Free cash flow margin	30%	10%

ZSCALER, INC.
Explanation of Non-GAAP Financial Measures
In addition to our results determined in accordance with generally accepted accounting principles in the United States of America (GAAP), we believe the following non-GAAP measures are useful in evaluating our operating performance. We use the following non-GAAP financial information to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In particular, free cash flow is not a substitute for cash used in operating activities. Additionally, the utility of free cash flow as a measure of our liquidity is further limited as it does not represent the total increase or decrease in our cash balance for a given period. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. A reconciliation of our historical non-GAAP financial measures to their most directly comparable financial measure stated in accordance with GAAP has been included in this press release. Investors are cautioned that there are a number of limitations associated with the use of non-GAAP financial measures and key metrics as analytical tools. Investors are encouraged to review these reconciliations, and not to rely on any single financial measure to evaluate our business.
Expenses Excluded from Non-GAAP Measures
Stock-based compensation expense is excluded primarily because they are non-cash expenses that management believes are not reflective of our ongoing operational performance. Effective August 1, 2020, the beginning of our fiscal year ending July 31, 2021, we have presented employer payroll taxes related to employee equity award transactions, which is a cash expense, as part of stock-based compensation expense in our non-GAAP results. These payroll taxes have been excluded from our non-GAAP results as these are tied to the timing and size of the exercise or vesting of the underlying equity awards and the price of our common stock at the time of vesting or exercise, which may vary from period to period independent of the operating performance of our business. Prior period amounts have been recasted to conform with the current period presentation. Amortization expense of acquired intangible assets is excluded because these are considered by management to be outside of our core business operating performance. Asset impairments related to facility exit costs are excluded because such charges are not reflective of our ongoing operational performance. Amortization of debt discount and issuance costs from the convertible senior notes is excluded because they are non-cash expenses and are not reflective of our ongoing operational performance. We also exclude certain litigation-related expenses consisting of professional fees and related costs incurred by us in defending against significant claims that we deem not to be in the ordinary course of our business and, if applicable, actual losses and accruals related to estimated losses in connection with these claims. There are many uncertainties and potential outcomes associated with any litigation, including the expense of litigation, timing of such expenses, court rulings, unforeseen developments, complications and delays, each of which may affect our results of operations from period to period, as well as the unknown magnitude of the potential loss relating to any lawsuit, all of which are inherently subject to change, difficult to predict and could adversely affect our results of operations. We estimate the tax effect of these items on our non-GAAP results and may adjust our GAAP provision for income taxes, if such effects have a material impact to our non-GAAP results.
Non-GAAP Financial Measures
Non-GAAP Gross Profit and Non-GAAP Gross Margin. We define non-GAAP gross profit as GAAP gross profit excluding stock-based compensation expense and related payroll taxes and amortization expense of acquired intangible assets. We define non-GAAP gross margin as non-GAAP gross profit as a percentage of revenue.
Non-GAAP Income from Operations and Non-GAAP Operating Margin. We define non-GAAP income from operations as GAAP loss from operations excluding stock-based compensation expense and related payroll taxes, amortization expense of acquired intangible assets, asset impairment related to facility exit and certain litigation-related expenses. We defined non-GAAP operating margin as non-GAAP income from operations as a percentage of revenue.
Non-GAAP Net Income per Share, Diluted. We define non-GAAP net income as GAAP net loss plus stock-based compensation expense and related payroll taxes, amortization expense of acquired intangible assets, asset impairment related to facility exit, amortization of debt discount and issuance costs, certain litigation-related expenses, income tax effects generated by the effects of stock-based compensation expense recognized in foreign jurisdictions and any income tax benefits associated with business combinations. We define non-GAAP net income per share, diluted, as non-GAAP net income divided by the weighted-average diluted shares outstanding, which includes the dilutive effect of potentially diluted common stock equivalents outstanding during the period.
Free Cash Flow and Free Cash Flow Margin. We define free cash flow as net cash provided by operating activities less purchases of property, equipment and other assets and capitalized internal-use software. We define free cash flow margin as free cash flow divided by revenue. We believe that free cash flow and free cash flow margin are meaningful indicators of liquidity information to management and investors about the amount of cash generated from our operations that, after the investments in property, equipment and other assets and capitalized internal-use software, can be used for strategic initiatives.
Calculated Billings. We define calculated billings as total revenue plus the change in deferred revenue in a period. Calculated billings in any particular period aims to reflect amounts invoiced for subscriptions to access our cloud platform, together with related support services related to our new and existing customers. We typically invoice our customers annually in advance, and to a lesser extent quarterly in advance, monthly in advance or multi-year in advance.